                             MEMORANDUM OF AGREEMENT

     This Memorandum of Agreement is entered into as of the date indicated on Exhibit "A" between AIM Combination Stock & Bond Funds, AIM Counselor Series Trust, AIM Sector Funds, AIM Stock Funds and AIM Treasurer's Series Trust (each a "Fund" and, collectively, the "Funds"), on behalf of the portfolios listed on Exhibit "A" to this Memorandum of Agreement (the "Portfolios"), and A I M Advisors, Inc. ("AIM").

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and AIM agree as follows:

     1. Each Fund, for itself and its Portfolios, and AIM agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit "A" occurs, as such Exhibit "A" is amended from time to time, AIM will not charge any administrative fee under each Portfolio's advisory agreement in connection with securities lending activities.

     2. Neither a Fund nor AIM may remove or amend the fee waivers to a Fund's detriment prior to requesting and receiving the approval of the Fund's Board to remove or amend such fee waiver as described on the attached Exhibit "A". AIM will not have any right to reimbursement of any amount so waived.

     Unless a Fund, by vote of its Board of Trustees, or AIM terminates the fee waiver, or a Fund and AIM are unable to reach an agreement on the amount of the fee waiver to which the Fund and AIM desire to be bound, the fee waiver will continue indefinitely with respect to such Fund. Exhibit "A" will be amended to reflect the new date through which a Fund and AIM agree to be bound.

     Nothing in this Memorandum of Agreement is intended to affect any other memorandum of agreement executed by any Fund or AIM with respect to any other fee waivers, expense reimbursements and/or expense limitations.

     IN WITNESS WHEREOF, each Fund, on behalf of itself and its Portfolios listed in Exhibit "A" to this Memorandum of Agreement, and AIM have entered into this Memorandum of Agreement as of the date written above.

                                        AIM COMBINATION STOCK & BOND FUNDS
                                        AIM COUNSELOR SERIES TRUST
                                        AIM SECTOR FUNDS
                                        AIM STOCK FUNDS
                                        AIM TREASURER'S SERIES TRUST


                                        By: /s/ Robert H. Graham
                                            ------------------------------------
                                        Title: President


                                        A I M ADVISORS, INC.


                                        By: /s/ Mark H. Williamson
                                            ------------------------------------
                                        Title: President

                                                     AS REVISED OCTOBER 15, 2004

                                   EXHIBIT "A"

                          AIM COMBINATION STOCK & BOND
                                     FUNDS

PORTFOLIO                                   EFFECTIVE DATE    COMMITTED UNTIL*
---------                                   --------------    ---------------
AIM Core Stock Fund                        November 25 2003
AIM Total Return Fund                     November 25, 2003

                           AIM COUNSELOR SERIES TRUST

PORTFOLIO                                   EFFECTIVE DATE    COMMITTED UNTIL*
---------                                   --------------    ---------------
AIM Advantage Health Sciences Fund        November 25, 2003
AIM Multi-Sector Fund                     November 25, 2003

                                AIM SECTOR FUNDS

PORTFOLIO                                   EFFECTIVE DATE    COMMITTED UNTIL*
---------                                   --------------    ---------------
AIM Energy Fund                           November 25, 2003
AIM Financial Services Fund               November 25, 2003
AIM Gold & Precious Metals Fund           November 25, 2003
AIM Health Sciences Fund                  November 25, 2003
AIM Leisure Fund                          November 25, 2003
AIM Technology Fund                       November 25, 2003
AIM Utilities Fund                        November 25, 2003

                                 AIM STOCK FUNDS

PORTFOLIO                                   EFFECTIVE DATE    COMMITTED UNTIL*
---------                                   --------------    ---------------
AIM Dynamics Fund                         November 25, 2003
AIM Mid Cap Stock Fund                    November 25, 2003
AIM S&P 500 Index Fund                    November 25, 2003
AIM Small Company Growth Fund             November 25, 2003

                          AIM TREASURER'S SERIES TRUST

PORTFOLIO                                   EFFECTIVE DATE    COMMITTED UNTIL*
---------                                   --------------    ---------------
Premier Portfolio                         November 25, 2003
Premier Tax-Exempt Portfolio              November 25, 2003
Premier U.S. Government Money Portfolio   November 25, 2003

* Committed until the Fund or AIM requests and receives the approval of the Fund's Board to remove or amend such fee waiver. Such commitments are evergreen until amended and apply to each Portfolio.